EXHIBIT 3.2

BY-LAWS

OF

DREAMWORKS ANIMATION SKG, INC.

(HEREINAFTER CALLED THE “CORPORATION”)

OFFICES AND AGENT

Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is Capitol Services, Inc., 615 South Dupont Highway, Dover, Delaware. The name of its registered agent at such address is Capitol Services, Inc.

Other Offices. The Corporation may also have offices at other places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business of the Corporation shall require.

MEETINGS OF STOCKHOLDERS

Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of meeting or in a duly executed waiver of notice thereof. Adjournments of meetings may be held at the place at which the meeting adjourned is being held, or at any other place determined by the Board, whether or not a quorum shall have been present at such meeting.

Annual Meetings. To the extent required by applicable law or the Restated Certificate of Incorporation of the Corporation, an annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time and on such date as shall be determined by the Board and stated in the notice of the meeting.

Special Meetings. Except as otherwise provided by applicable law, special meetings of the stockholders shall be called only in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

Notice of Meetings. Except as otherwise provided by applicable law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten days nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall waive notice thereof as provided in Section 4 of Article VIII of these By-laws. Notice of adjournment of a meeting of the stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

Quorum; Adjournment. Except as otherwise provided by applicable law or by the Restated Certificate of Incorporation of the Corporation, the holders of a majority in total voting power of the outstanding capital stock of the Corporation entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders; provided, however, that where a separate vote by a class or series of capital stock is required, the holders of a majority in total voting power of the outstanding capital stock of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such vote on such matter. The Chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the Chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting, unless a different period is prescribed by applicable law.

Proxies. Any stockholder entitled to vote at a meeting of the stockholders may do so in person or by proxy appointed by such stockholder or by such stockholder’s attorney thereto authorized, and bearing a date not more than three years prior to such meeting, unless such instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of the applicable meeting in order to be counted in any vote at such meeting.

Voting. Except as otherwise provided by the Restated Certificate of Incorporation of the Corporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation or its securities or applicable law, and except for the election of directors, any question brought before any meeting of the stockholders at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the capital stock present in person or represented by proxy and entitled to vote on the applicable subject matter.

Organization; Order of Business. i)At every meeting of stockholders, the Chairman of the Board, or in such person’s absence, the Chief Executive Officer, or in the absence of both of them, the Chief Operating Officer or any Vice President, shall act as Chairman of the meeting. In the absence of the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer and each Vice President, the Board, or if the Board fails to act, the stockholders may appoint any stockholder, director or officer of the Corporation to act as Chairman of any meeting. The Secretary of the Corporation shall act as Secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

(1) Except as otherwise provided in the Restated Certificate of Incorporation of the Corporation, nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at any annual meeting of the stockholders, only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board or (iii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 8, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 8.

Except as otherwise provided in the Restated Certificate of Incorporation of the Corporation, for nominations or business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business other than the nomination of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; provided further, however, that for the purpose of calculating the timeliness of stockholder notices for the 2005 annual meeting of stockholders, the date of the immediately preceding annual meeting shall be deemed to be May 15, 2004. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, a stockholder’s notice to the Secretary of the Corporation shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to

Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment; (iii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; (iv) the class or series and number of shares of the Corporation which are beneficially owned or owned of record by the stockholder and the beneficial owner; (v) any material interest of the stockholder in such business; (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business; and (vii) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to make a nomination or present a proposal at an annual meeting and such stockholder’s nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such nominee or proposal at such annual meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 8 of Article II, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of stockholders. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Notwithstanding anything in paragraph (b)(2) above to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation; provided, however, that for the purpose of calculating the timeliness of public announcements by the Corporation for the 2005 annual meeting of stockholders, the date of the immediately preceding annual meeting shall be deemed to be May 15, 2004.

(c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder who is a holder of record at the time of the giving of notice provided for in this Section 8, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 8 (except as otherwise provided in the Restated Certificate of Incorporation of the Corporation). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder has given timely notice thereof in proper written form to the Secretary of the Corporation (except as otherwise provided in the Restated Certificate of Incorporation of the Corporation). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such notice must meet the requirements of paragraph (b)(2) above.

Except as otherwise provided in the Restated Certificate of Incorporation of the Corporation, only such persons who are nominated in accordance with this Section 8 (including, for avoidance of doubt, pursuant to the fifth sentence of paragraph (b)(2) above) shall be eligible to serve as directors of the Corporation and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8 (including, for avoidance of doubt, pursuant to the fifth sentence of paragraph (b)(2) above). The Chairman of a meeting shall refuse to permit any business to be brought before the meeting which fails to comply with the foregoing or if a stockholder solicits proxies in support of such stockholder’s nominee or proposal without such stockholder having made the representation required by clause (vii) of paragraph (b)(2) above.

(e) Notwithstanding the foregoing provisions of this Section 8 of Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8 of Article II. Nothing in this Section 8 of Article II shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation of the Corporation.

Action by Written Consent. Stockholders may act by written consent solely to the extent provided in the Restated Certificate of Incorporation of the Corporation.

Meeting by Remote Communication. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at such meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in such meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of such meeting substantially concurrently with such proceedings and (iii) if any stockholder or proxyholder votes or takes other action at such meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Voting List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting as required by applicable law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present.

Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to the identity of the stockholders entitled to examine the list required by Section 10 of this Article II or to vote in person or by proxy at any meeting of stockholders.

Record Date. In order that the Corporation may determine the stockholders entitled to (i) notice of or to vote at any meeting of the stockholders or any adjournment thereof, (ii) unless otherwise provided in the Restated Certificate of Incorporation of the Corporation, express consent to corporate action by written consent without a meeting, (iii) receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or (iv) for the purpose of any other lawful action, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall, unless otherwise required by law, not be: (a) in the case of clause (i) above, more than 60 nor less than ten days before the date of such meeting, (b) in the case of clause (ii) above, more than ten days after the date upon which the resolution fixing the record date was adopted by the Board and (c) in the case of clauses (iii) and (iv), more than 60 days prior to such action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Restated Certificate of Incorporation of the Corporation), when no prior action by the Board is required under the General Corporation Law of the State of Delaware, as amended from time to time (the “General Corporation Law”), shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and when prior action by the Board is required under the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Inspectors of Election. The Corporation may, and at the request of any stockholder or if required by law shall, before or at each meeting of stockholders, appoint one or more inspectors of elections to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the Chairman of the meeting may, and at the request of any stockholder or if required by law shall, appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of outstanding shares of capital stock of the Corporation and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’

count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of the stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Public Announcements. For the purpose of Section 8 of this Article II, “public announcement” shall mean disclosure (a) in a press release reported by the Dow Jones News Service, Reuters Information Service or any similar or successor news wire service or (b) in a communication distributed generally to stockholders and in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any successor provisions thereto.

BOARD OF DIRECTORS

General Powers. The business of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of applicable law, the Restated Certificate of Incorporation of the Corporation and these By-laws; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

Number of Directors. Subject to any rights of the holders of any series of Preferred Stock of the Corporation outstanding at any time to elect additional directors to the Board, the number of directors of the Corporation shall not be less or more than the range specified in the Restated Certificate of Incorporation of the Corporation, the exact number of directors to be such number as may be set from time to time within the limits set forth above by resolution adopted by affirmative vote of a majority of the entire Board. As used in these By-laws, the term “entire Board” means the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships.

Election of Directors. ii)Except as otherwise required by statute or by the Restated Certificate of Incorporation of the Corporation (including Section 4(e) of Article IV thereof), directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares of the Corporation entitled to vote thereon, voting together as a single class.

Unless otherwise determined by the Board, a director shall not be qualified or eligible for re-election to the Board for a subsequent term if such director has failed to attend (in person or by conference telephone) at least seventy-five percent (75%) of the total number of meetings of the Board and any committees of the Board of which he or she is a member (other than such failures attributable to the applicable director’s illness, death or illness in such director’s family or similar circumstance) held during the course of such director’s then current term. In the event that the Class C Director then in office shall not be qualified or eligible for re-election to the Board under this Section 3(b), then the holder of the Corporation’s Class C Common Stock, par value $0.01 per share, shall be entitled to elect a replacement Class C Director in accordance with the Restated Certificate of Incorporation of the Corporation.

Majority Independent Directors. Following the first anniversary of the listing of the Corporation’s Class A Common Stock, par value $0.01 per share, on a national securities exchange (the “Listing Date Anniversary”), for so long as any class of capital stock of the Corporation is listed on a national securities exchange, a majority of the directors of the Corporation shall be “independent directors” as defined by the requirements of such national securities exchange (“Independent Directors”). Notwithstanding the foregoing, the holder of the Corporation’s Class C Common Stock, par value $0.01 per share (the “Class C Holder”), shall not be restricted from nominating, electing or maintaining a Class C Director (as defined in the Restated Certificate of Incorporation of the Corporation) who is determined by the Board not to be an Independent Director.

Resignations. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect after receipt of the applicable notice of resignation by the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation at the time specified in such notice or, if no time is specified, immediately upon receipt of such notice by the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Removal of Directors. Directors may only be removed as provided in the Restated Certificate of Incorporation of the Corporation.

Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, removal or other cause shall only be filled as provided in the Restated Certificate of Incorporation of the Corporation.

Chairman of the Board. The directors shall elect one of their members to be Chairman of the Board. The Chairman of the Board shall perform such duties as may from time to time be assigned by the Board. The Chairman of the Board shall be subject to the control of and may be removed from such office by the Board.

Annual Meetings. The Board shall meet for the election of officers and the transaction of other business as soon as practicable after each annual meeting of the stockholders, and no notice of such meeting shall be necessary in order legally to constitute the meeting; provided, however, that a quorum is present. Such meeting may be held at any other time or place specified in a notice given as hereinafter provided for regular meetings of the Board.

Regular Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held at such time and at such place as may from time to time be determined by the Board. The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of regular meetings of the Board by mail at least five days before the meeting, or by facsimile, telegram, cable, electronic transmission or personal service at least two days before the meeting, unless such notice requirement is waived in writing or by electronic transmission by such director.

Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer, and shall be called by the Secretary of the Corporation upon the written request of not less than a majority of the members of the Board then in office. Special meetings of the Board shall be held at such time and place as shall be designated in the notice of the meeting. The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board by mail at least five days before the meeting, or by facsimile, telegram, cable, electronic transmission or personal service at least two days before the meeting, unless such notice requirement is waived in writing or by electronic transmission by such director. Unless otherwise stated in the notice thereof, any and all business shall be transacted at any meeting without specification of such business in the notice.

Quorum. Except as otherwise required by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Manner of Acting. Except as otherwise provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, all matters presented to the Board (or a committee thereof) shall be approved by the affirmative vote of a majority of the directors present at any meeting of the Board (or such committee) at which there is a quorum (the foregoing is referred to herein as a “simple majority”).

Organization. Meetings shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by such other person as the directors may select. The Board shall keep written minutes of its meetings. The Secretary of the Corporation shall act as Secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

Action by Written Consent. Unless otherwise required by the Restated Certificate of Incorporation of the Corporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or such electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof in accordance with applicable law.

Meetings by Means of Conference Telephone. Unless otherwise required by the Restated Certificate of Incorporation of the Corporation or these By-laws, members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 16 shall constitute presence in person at such meeting.

Compensation. Each director (other than the Class C Director), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock-based compensation) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director (other than the Class C Director) shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 17 shall preclude any director (other than the Class C Director) from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.

COMMITTEES

Constitution and Powers. (1)Subject to Section 5 of Article VI of the Restated Certificate of Incorporation of the Corporation, and except as otherwise provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, the Board may, by resolution of a simple majority of its members, designate one or more committees. Initially, the Corporation shall have the following committees of the Board: the nominating and corporate governance committee (which shall be constituted as provided in Section 5 of Article VI of the Restated Certificate of Incorporation of the Corporation so long as the provisions thereof are applicable thereto), the audit committee and the compensation committee. Each committee shall consist of one or more directors of the Corporation. Except as provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, the Board, by a simple majority vote of its members, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any matters which would not otherwise require a higher vote than a simple majority vote of the Board. Except as required by applicable law, the Restated Certificate of Incorporation of the

Corporation or these By-laws, for those matters that require a higher vote of the Board than a simple majority vote, the Board, by such requisite higher vote, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any such matters requiring such requisite higher vote.

The nominating and corporate governance committee shall have the following powers and authority: (i) evaluating, recommending and/or nominating director candidates to the Board, (ii) assessing Board performance annually, (iii) recommending director compensation and benefits policies for the Board, (iv) reviewing individual director performance as issues arise, (v) evaluating and recommending to the Board candidates for Chief Executive Officer, (vi) reviewing and recommending to the Board changes to the size and composition of the Board, (vii) periodically reviewing the Corporation’s corporate governance profile and (viii) performing such other functions as the Board shall determine in accordance with paragraph (a) of this Section 1 of Article IV. At all times following the Listing Date Anniversary, a sufficient number of director-nominees nominated by the nominating and corporate governance committee shall qualify as Independent Directors so that a majority of the Board shall be Independent Directors as required by Section 4 of Article III; provided, however, that the Class C Holder shall not be restricted from nominating, electing or maintaining a Class C Director who is determined by the Board not to be an Independent Director.

Organization of Committees. Except in the case of directors designated as members of the nominating and corporate governance committee and the executive committee, if formed, pursuant to Section 5 of Article VI of the Restated Certificate of Incorporation of the Corporation, (a) the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee and (b) in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Each committee that may be established by the Board may fix its own rules and procedures. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall be responsible to the Board for the conduct of the enterprises and affairs entrusted to them. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members.

OFFICERS

Officers. The Board shall elect a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, a Controller and a Secretary. The Chairman of the Board and the Chief Executive Officer shall be or become Directors. The Board may elect from time to time such other officers as, in the opinion of the Board, are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Restated Certificate of Incorporation of the Corporation or these By-laws to be executed, acknowledged or verified by two or more officers.

Chairman of the Board. The Chairman of the Board, if present, shall preside at all meetings of the stockholders and of the Board. The Chairman of the Board may enter into and execute in the name of the Corporation powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. In addition, the Chairman of the Board shall perform such other duties as may from time to time be assigned by the Board. The Chairman of the Board may or may not be a senior officer of the Corporation.

Chief Executive Officer. The Chief Executive Officer shall have supervisory authority over the business, affairs and property of the Corporation, and over the activities of the Chief Operating Officer and other executive officers of the Corporation. The Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer, shall have such other authority and perform such other duties as may from time to time be assigned by the Board and shall report directly to the Board. If so elected by the Board, the Chairman of the Board may be the Chief Executive Officer.

Chief Operating Officer. The Chief Operating Officer shall have general supervision of the daily business, affairs and property of the Corporation. The Chief Operating Officer may enter into and execute in the name of the Corporation powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. The Chief Operating Officer shall have all authority incident to the office of Chief Operating Officer, shall have such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board.

Vice Presidents. The Vice Presidents shall have such powers and shall perform such duties as may from time to time be assigned to them by the Chief Executive Officer or the Board. Without limiting the generality of the foregoing, Vice Presidents may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of their duties which implement policies established by the Board.

Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may from time to time be assigned by the Chief Executive Officer or the Board. Without limiting the generality of the foregoing, the Chief Financial Officer may sign and execute contracts and other obligations pertaining to the regular course of his or her duties which implement policies established by the Board.

Treasurer. The Treasurer shall, if required by the Chief Executive Officer or the Board, give a bond for the faithful discharge of duties, in such sum and with such sureties as may be so required. Unless the Board otherwise declares by resolution, the Treasurer shall have custody of, and be responsible for, all funds and securities of the

Corporation; receive and give receipts for money due and payable to the Corporation from any source whatsoever; deposit all such money in the name of the Corporation in such banks, trust companies or other depositories as the Board may designate; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board, and be responsible for the accuracy of the amounts of all funds so disbursed; regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer’s direction, full and adequate accounts of all money received and paid by the Treasurer for the account of the Corporation; render to the Board, any duly authorized committee of directors or the Chief Executive Officer, whenever they or any of them, respectively, shall require the Treasurer to do so, an account of the financial condition of the Corporation and of all transactions of the Treasurer; and, in general, have all authority incident to the office of Treasurer and such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall have such other duties and have such other powers as the Board may from time to time prescribe.

Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may from time to time be assigned by the Chief Executive Officer, the Chief Financial Officer or the Board.

Secretary. The Secretary shall act as Secretary of all meetings of the stockholders and of the Board; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation in connection with meetings of stockholders and of the Board are duly given; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates for stock of the Corporation and to all documents or instruments requiring the same, the execution of which on behalf of the Corporation is duly authorized in accordance with the provisions of these By-laws; shall have charge of the stock records and also of the other books, records and papers of the Corporation relating to its organization and acts as a corporation, and shall see that the reports, statements and other documents related thereto required by law are properly kept and filed, all of which shall, at all reasonable times, be open to the examination of any director for a purpose reasonably related to such director’s position as a director; and shall, in general, have all authority incident to the office of Secretary and such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board.

Assistant Treasurers, Assistant Controllers and Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries shall perform such duties as from time to time shall be assigned to them by the Chief Executive Officer or the Board or by the Treasurer, Controller or Secretary, respectively. An Assistant Treasurer, Assistant Controller or Assistant Secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

Removal. Any officer may be removed, either with or without cause, by the Board at any meeting thereof or by any superior officer upon whom such power may be conferred by the Board.

Resignation. Any officer may resign at any time by giving notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation in writing or by electronic transmission. Any such resignation shall take effect at the time therein specified or if no time is specified, immediately. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled at any time by the Board, or if such officer was appointed by the Chief Executive Officer, then by the Chief Executive Officer.

Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Chief Financial Officer or the Treasurer, with approval of the Chief Executive Officer or the Chief Operating Officer, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as the Treasurer shall deem necessary or appropriate; provided, however, that payments from such bank accounts are to be made upon and according to the check of the Corporation as shall be specified in the written instructions of the Chief Financial Officer or the Treasurer or Assistant Treasurer of the Corporation with the approval of the Chief Executive Officer or the Chief Operating Officer.

Voting of Stock Held. Unless otherwise provided in the Restated Certificate of Incorporation of the Corporation or directed by the Board, the Chief Executive Officer may from time to time personally or by an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, limited liability company, partnership, trust or legal entity (“Person”) any of the stock or securities of which may be held by the Corporation, at meetings of the holders of the stock or other securities of such Person, or consent in writing to any action by any such Person, and may instruct any person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as the Secretary may deem necessary or proper in the premises; or may attend any meeting of the holders of stock or other securities of any such Person and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such Person.

CAPITAL STOCK

Form of Certificates. iii)Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board or any of the Vice Presidents and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.

For each class or series of stock that the Corporation shall be authorized to issue, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent each class or series of stock; provided, however, that, except as otherwise required by Section 202 of the General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder that so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Signatures. Any or all signatures on the certificate may be a facsimile. In case an officer, transfer agent or registrar that has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Lost Certificates. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation and its transfer agents and registrars with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Transfers. Except as otherwise prescribed by applicable law or by the Restated Certificate of Incorporation of the Corporation, and subject to any transfer restrictions applicable thereto and conspicuously noted on the stock certificate, stock of the Corporation shall be transferable in the manner prescribed in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, and upon surrender of the certificate or certificates for such stock properly endorsed. Every certificate exchanged, returned or surrendered shall be marked “Canceled”, with the date of cancelation, by the Secretary or an Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation, its stockholders or creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Regulations. Except as otherwise provided by applicable law or in the Restated Certificate of Incorporation of the Corporation, the Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancelation and replacement of certificates representing stock of the Corporation.

Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions in the Restated Certificate of Incorporation of the Corporation, may be declared by the Board at any regular or special meeting, and may be paid in cash, in property or in securities of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

INDEMNIFICATION

Directors’ Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person that was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such proceeding or any claim made in connection therewith. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section 1 of Article VII. Subject to the second sentence of the next paragraph, the Corporation shall be required to indemnify or make advances to a person in connection with a Proceeding (or part thereof) initiated by such person only if the initiation of such Proceeding (or part thereof) was authorized by the Board.

The Corporation shall pay the expenses (including attorneys’ fees) incurred by any person that is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by such a person in defending any Proceeding in advance of its final disposition shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Section 1 of Article VII or otherwise. If a claim for indemnification after the final disposition of the Proceeding is not paid in full within 90 calendar days after a written claim therefor has been received by the Corporation or if a claim for payment of expenses under this Section 1 of Article VII is not paid in full within 20 calendar days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

The rights conferred on any person by this Section 1 of Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation, these By-laws, agreement, vote of stockholders or resolution of disinterested directors or otherwise. The Corporation’s obligation, if any, to indemnify any person that was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity, as applicable.

Any amendment, modification or repeal of the foregoing provisions of this Section 1 of Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or other person indemnified hereunder and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such person.

GENERAL PROVISIONS

Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

Seal. The Board shall approve a corporate seal which shall be in the form of a circle and shall bear the name of the Corporation, the year of its incorporation and the word “Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Fiscal Year. The fiscal year of the Corporation shall be determined and may be changed by resolution of the Board.

Notices and Waivers Thereof. iv)Whenever notice is required by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws to be given to any director, member of a committee or stockholder, such notice may be given personally, by mail or as otherwise permitted by law, or in the case of directors or officers, by facsimile transmission or other electronic transmission, addressed to such address as appears on the books of the Corporation. Any notice given by facsimile transmission shall be deemed to have been given upon confirmation of receipt by the addressee.

Whenever any notice is required by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, to be given to any director, member of a committee or stockholder, a waiver thereof given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors needs to be specified in any waiver of notice unless so required by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws.

Amendments. These By-laws may be amended only as set forth in the Restated Certificate of Incorporation of the Corporation.

Saving Clause. These By-laws are subject to the provisions of the Restated Certificate of Incorporation of the Corporation and applicable law. If any provision of these By-laws is inconsistent with the Restated Certificate of Incorporation of the Corporation or the General Corporation Law, such provision shall be invalid only to the extent of such conflict, and such conflict shall not affect the validity of any other provision of these By-laws.